SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 19, 2007
GRUBB & ELLIS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307

(State or other jurisdiction of formation)	(Commission File Number)	(IRS Employer Identification No.)
500 West Monroe Street, Suite 2800, Chicago, Illinois 60661

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (312) 698-6700
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 19, 2007, Grubb & Ellis Company (the “Company”), in a letter agreement with Abrams Office Center, Ltd. (“AOC”), through GERA Property Acquisition LLC (“GERA”), a newly-formed, wholly-owned subsidiary, extended from January 19, 2007 to February 2, 2007 the date by which the second deposit of $125,000 (the “Second Deposit”) with respect to the purchase of the property is to be made. The Company made an initial deposit of $125,000 (the “First Deposit”) in October 2006 in connection with the execution of the Purchase and Sale Agreement dated as of October 24, 2006 (“Purchase and Sale Agreement”). The January 19, 2007 letter agreement also extended the closing date with respect to the property from February 5, 2007 to February 20, 2007.
     In the event that the Company fails to deliver the Second Deposit to LandAmerica American Title Company (the “Title Company”) by 5pm CST on February 2, 2007, AOC has the option at any time thereafter to terminate the Purchase and Sale Agreement by delivering written notice to GERA at any time prior to GERA delivering the Second Deposit to the Title Company. In the event of such a termination, the Company will forfeit the First Deposit, including any interest thereon, which will be delivered by the Title Company to AOC.
     The foregoing is only intended to be a summary of the terms of the letter agreement, and is not intended to be a complete discussion of such document. Accordingly, the following is qualified in its entirety by reference to the full text of the letter agreement, which is annexed as an Exhibit to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) The following are filed as Exhibits to this Current Report on Form 8-K:

99.1	Letter Agreement dated January 19, 2007, by and between Abrams Office Center, Ltd. & GERA Property Acquisition LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY
By:	/s/ Robert Z. Slaughter
Robert Z. Slaughter
Executive Vice President and General Counsel

Dated: January 25, 2007